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                                                                     EXHIBIT 11

                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                      (In thousands except per share data)
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                                                                                            Quarter Ended
                                                                                -------------------------------------
                                                                                September 27,           September 28,
                                                                                   1998                     1997
                                                                                -------------           -------------
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COMPUTATIONS FOR STATEMENTS OF INCOME

Net income                                                                      $       4,441           $     (2,632)
                                                                                =============           ============

Basic earnings per share of common stock:

       Average shares of common stock outstanding                                      23,635                 25,165
                                                                                =============           ============

       Basic earnings per share of common stock:                                $        0.19           $      (0.10)
                                                                                =============           ============


Diluted earnings per share of common stock:

       Average shares of common stock outstanding                                      23,635                 25,165

       Incremental common shares applicable to common stock options based
         on the common stock average market price during the period                        66                    150

       Incremental common shares applicable to restricted common stock based
         on the common stock average market price during the period                         -                      -
                                                                                -------------           ------------

       Average common shares assuming dilution                                         23,701                 25,315
                                                                                =============           ============

       Fully diluted earnings per average share of common stock, assuming
         conversion of all applicable securities                                $        0.19           $      (0.10)
                                                                                =============           ============
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